Exhibit 12
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               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES



                                                                          Years Ended December 31,

(Dollars in Thousands)                        1996               1995               1994               1993                1992
                                       ---------------------------------------------------------------------------------------------
Net Income before Extraordinary
Items, Cumulative Effect of
Accounting Change and Taxes                 $17,231            $11,997            $14,427             $11,656             $9,503

Interest Expense                             28,855             29,128             17,979             18,959              24,791

                                       ---------------------------------------------------------------------------------------------
Subtotal A - Including Interest
 on Deposits                                 46,086             41,125             32,406             30,615              34,294

Less:  Interest on Deposits                  25,273             26,878             16,835             18,311              24,095

                                       ---------------------------------------------------------------------------------------------
Subtotal B - Excluding Interest
 on Deposits                                 20,813             14,247             15,571             12,304              10,199

Ratio of Earnings to Fixed Charges:

Excluding interest on deposits                 5.81x              6.33x              13.61x             18.99x             14.65x
Subtotal B/ (Interest expense - Interest  20,813 (28,855-    14,247 (29,128-    15,571 (17,979-    12,304 (18,959-   10,199 (24,791-
 on Deposits)                                  25,273)            26,878)            16,835)            18,311            24,095)

Including Interest on deposits                 1.60x              1.41x              1.80x              1.61x             1.38x
 Subtotal A/ Interest Expense              46,086/28,855      41,125/29,128      32,406/17,979      30,615/18,959     34,294/24,791


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